Exhibit 3.3

EIGHTH AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LASERSCOPE

     The undersigned, Eric M. Reuter and Dennis LaLumandiere, hereby certify that:

     1.     They are the duly elected and acting President and Secretary, respectively, of Laserscope, a California corporation.

     2.     The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

I

     The name of this corporation is Laserscope.

II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

     (A)  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The number of shares of Common Stock this Corporation is authorized to issue is 30,000,000 and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000.

(B)	The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation to determine or alter these rights, preference, privileges or restrictions stated in these Articles of Incorporation; to determine or alter the rights, preference, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

IV

     (A)  Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extend permissible under California law.

     (B)  Indemnification of Corporate Agents. This corporation is authorized to provide for, through bylaw provisions or through agreements with the agents, or both, the indemnification of agents (as defined in section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by said Section 317 for said agents to the fullest extent permissible under California law, subject to the limitation set forth in Section 204 of the California General Corporation Law in actions for breach of duty to this corporation or its shareholders.

     (C)  Repeal or Modification. Any repeal or modification of the foregoing provision of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent for this corporation relating to acts or omission occurring prior to such repeal or modification.

     3.     The foregoing amendment has been approved by the Board of Directors of this corporation.

     4.     The foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 16,337,219 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock. There are no shares of Preferred Stock outstanding.

     The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed at San Jose, California, on October 15 , 2002.

/s/ Eric M. Reuter Eric M. Reuter, President

/s/ Dennis LaLumandiere Dennis LaLumandiere, Secretary